EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72338) pertaining to the Restated Stock Option Incentive Plan and the Restated Employee Stock Option Plan of Dynacare Inc. of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Dynacare Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                           /s/ Ernst & Young LLP

Dallas, Texas
March 20, 2002









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